Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Hycroft Mining Holding Corporation’s Registration Statement on Form S-8 (File No. 333-249620) of our report dated March 22, 2021, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

March 24, 2021

Denver, Colorado

31819448.1